LIVERAMP ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS
Q4 Revenue up 16% year-over-year
Q4 Subscription Revenue up 11% year-over-year
FY24 Operating Margin of 2% and Non-GAAP Operating Margin of 16%
FY24 Operating Cash Flow of $106 million versus $34 million a year ago

SAN FRANCISCO, Calif., May 22, 2024—LiveRamp® (NYSE: RAMP), the leading data collaboration platform, today announced its financial results for the quarter and fiscal year ended March 31, 2024.

Q4 Financial Highlights
Unless otherwise indicated, all comparisons are to the prior year period.

•Total revenue was $172 million, up 16%.

•Subscription revenue was $134 million, up 11%.

•Marketplace & Other revenue was $38 million, up 38%.

•GAAP gross profit was $124 million, up 18%. GAAP gross margin of 72% expanded by 1 percentage point. Non-GAAP gross profit was $129 million, up 16%. Non-GAAP gross margin of 75% was unchanged.

•GAAP operating loss was $14 million compared to $47 million. GAAP operating margin of negative 8% expanded by 23 points. Non-GAAP operating income was $16 million compared to $14 million. Non-GAAP operating margin of 9% was unchanged.

•GAAP diluted loss per share was $0.08 and non-GAAP diluted earnings per share was $0.25.

•Net cash provided by operating activities was $28 million compared to $31 million.

•Share repurchases in the fourth quarter totaled approximately 405,000 shares for $15 million.

Fiscal Year Financial Highlights
Unless otherwise indicated, all comparisons are to the prior year period.

•Total revenue was $660 million, up 11%.
•Subscription revenue was $514 million, up 6%, and represented 78% of total revenue.

•Marketplace & Other revenue was $146 million, up 28%.

•GAAP gross profit was $480 million, up 13%, and GAAP gross margin of 73% expanded by 1 percentage point. Non-GAAP gross profit was $493 million, up 10%, and non-GAAP gross margin of 75% contracted by 1 point.

•GAAP operating income was $11 million compared to a loss of $126 million. GAAP operating margin of 2% expanded by 23 points. Non-GAAP operating income was $105 million compared to $61 million. Non-GAAP operating margin of 16% expanded by 6 points.

•GAAP diluted EPS was $0.17, and non-GAAP diluted EPS was $1.45.

•Net cash provided by operating activities was $106 million compared to $34 million.

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•Share repurchases in fiscal 2024 totaled approximately 2.1 million shares for $61 million. As of March 31, 2024, there was $157 million in remaining capacity under the share repurchase authorization that expires on December 31, 2024.

A reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

Commenting on the results, CEO Scott Howe said: "We ended fiscal 2024 on a high note, with fourth quarter revenue and operating income exceeding our expectations, and a positive inflection in several key performance indicators, including annual recurring revenue and $1 million plus customer additions. As we look ahead to FY25, our Data Collaboration Platform is the solution to help advertisers and publishers continue delivering addressable advertising in a world of cookie deprecation and rapidly evolving technology.”

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GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for the fiscal 2024 fourth quarter and full year ended March 31, 2024 ($ in millions, except per share amounts):

	GAAP		Non-GAAP
	Q4 FY24	FY24	Q4 FY24	FY24
Subscription revenue	$134	$514	—	—
YoY change %	11%	6%
Marketplace & Other revenue	$38	$146	—	—
YoY change %	38%	28%
Total revenue	$172	$660	—	—
YoY change %	16%	11%

Gross profit	$124	$480	$129	$493
% Gross margin	72%	73%	75%	75%
YoY change, pts	1pts	1pts	0pts	(1)pts

Operating income (loss)	$(14)	$11	$16	$105
% Operating margin	(8)%	2%	9%	16%
YoY change, pts	23pts	23pts	0pts	6pts

Net earnings (loss)	$(5)	$12	$17	$98
Diluted earnings (loss) per share	$(0.08)	$0.17	$0.25	$1.45

Shares to calculate diluted EPS	66.3	67.9	68.5	67.9
YoY change %	2%	2%	3%	1%

Net operating cash flow	$28	$16	$—	$—
Free cash flow to equity	$—	$—	$26	$101

Totals may not sum due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

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Additional Business Highlights & Metrics

•In February 2024 we unveiled the next generation of the LiveRamp Data Collaboration Platform, which brings together solutions for the end-to-end marketing lifecycle onto a single platform. The unified offering introduces new capabilities such as a simplified user interface, composable technology for cross-cloud interoperability, and a partner marketplace where innovative third-party developers can build applications showcasing their trusted expertise (additional information).

•In February 2024 we launched enhanced capabilities that help customers optimize addressability, connectivity and measurement across Amazon Marketing Cloud (AMC) and Amazon Demand-Side Platform (DSP). Brand marketers, advertisers, and agencies can now leverage LiveRamp’s integrations with these services to unlock insights and analytics with an industry-leading, privacy-enhancing approach (additional information).

•In April 2024 we were selected as a Google Cloud Partner of the Year for “Industry Solution - Technology: Retail.” LiveRamp was recognized for delivering solutions that help retailers and brands unlock the value of marketing data and analytics in Google Cloud (additional information). This accolade follows LiveRamp’s recognition as Google Cloud’s “Global Industry Technology Partner of the Year” in 2023 and Habu’s recognition in 2023 as Databricks’ Partner of the Year for “Communications, Media and Entertainment.”

•In April 2024 Google announced that it will delay the full deprecation of third-party cookies in Chrome from the second half of 2024 until early 2025. This delay does not change our strategy or market approach. We have been preparing for the deprecation of third-party cookies for some time with the build out of our Authenticated Traffic Solution (ATS) and our investment in clean room technology to enable secure first-party data collaboration.

•ATS is a fully scaled solution that connects publisher and marketer data to better personalize and measure advertising on authenticated inventory. ATS has been adopted by over 21,000 publisher domains and 75% of the comScore 100 publishers. In addition, it is integrated with all major demand-side platforms (DSPs) and supply-side platforms (SSPs). Through these integrations, LiveRamp connects to over 92% of US consumer time spent online.

•LiveRamp ended the quarter with 115 customers whose annualized subscription revenue exceeds $1 million, compared to 95 in the prior year period.

•LiveRamp ended the quarter with 900 direct subscription customers, compared to 920 in the prior year period.

•Fourth quarter subscription net retention was 103% and platform net retention was 108%.

•Fourth quarter annual recurring revenue (ARR), which is the last month of the quarter fixed subscription revenue annualized, was $467 million, up 10% compared to the prior year period.

•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $414 million, up 23% compared to the prior year period.
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Financial Outlook

LiveRamp’s non-GAAP operating income guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring and related charges.

For the first quarter of fiscal 2025, LiveRamp expects to report:

•Revenue of $172 million, an increase of 12%
•GAAP operating loss of $8 million
•Non-GAAP operating income of $25 million

For fiscal 2025, LiveRamp expects to report:

•Revenue of between $710 million and $730 million, an increase of between 8% and 11%
•GAAP operating loss of between $8 million and $4 million
•Non-GAAP operating income of between $125 million and $129 million

Conference Call

LiveRamp will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to further discuss this information. Interested parties are invited to listen to a webcast of the conference, which can be accessed on LiveRamp’s investor site. A slide presentation will be referenced during the call and is available here.

About LiveRamp

LiveRamp is the data collaboration platform of choice for the world’s most innovative companies. A groundbreaking leader in consumer privacy, data ethics, and foundational identity, LiveRamp offers a connected customer view with clarity and context while protecting brand and consumer trust. We offer flexibility to collaborate wherever data lives to support a wide range of data collaboration use cases—within organizations, between brands, and across our global network of premier partners. Global innovators, from iconic consumer brands and tech platforms to retailers, financial services, and healthcare leaders, turn to LiveRamp to deepen customer engagement and loyalty, activate new partnerships, and maximize the value of their first-party data while staying on the forefront of rapidly evolving compliance and privacy requirements. LiveRamp is based in San Francisco, California with offices worldwide. Learn more at LiveRamp.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations for fiscal 2025 and beyond, the integration and expected benefits from the acquisition of Habu, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to rising interest rates, cost increases, the possibility of a recession, general inflationary pressure, geo-political circumstances that could result in increased economic uncertainties and the associated impacts of these potential events on our suppliers, customers and partners; the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners, including data suppliers; competition; rapidly changing technology’s impact on our products and services; the risk that we fail to realize the potential benefits of or have difficulty integrating Habu; and attracting, motivating and retaining talent. Additional risks include maintaining our culture and our ability to innovate and evolve while operating in a hybrid work environment, with some employees working remotely at least some of the time within a rapidly changing industry, while also avoiding disruption from reductions in our current workforce as well as disruptions resulting from acquisition, divestiture and other activities affecting our workforce. Our global workforce strategy could possibly encounter difficulty and not be as beneficial as planned. Our international operations are also subject to risks, including the performance of third parties as well as impacts from war and civil unrest, that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ data and/or computer systems, or the risk that our current insurance coverage may not be adequate for such a breach, that an insurer might deny coverage for a claim or that such insurance will continue to be available to us on commercially reasonable terms, or at all, could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center or cloud hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations and legislation relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties that could affect LiveRamp’s business, reputation, results of operation, financial condition and stock price, please refer to LiveRamp’s filings with the U.S. Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of LiveRamp’s most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings.

The financial information set forth in this press release reflects estimates based on information available at this time.

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.
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For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com

LiveRampⓇ and RampIDTM and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended March 31,
			$	%
	2024	2023	Variance	Variance

Revenues	$171,852	$148,626	$23,226	15.6%
Cost of revenue	47,722	43,472	4,250	9.8%
Gross profit	124,130	105,154	18,976	18.0%
% Gross margin	72.2%	70.8%

Operating expenses:
Research and development	45,161	52,220	(7,059)	(13.5)%
Sales and marketing	60,476	57,506	2,970	5.2%
General and administrative	30,252	32,832	(2,580)	(7.9)%
Gains, losses and other items, net	2,516	9,723	(7,207)	NA
Total operating expenses	138,405	152,281	(13,876)	(9.1)%

Loss from operations	(14,275)	(47,127)	32,852	69.7%
% Margin	(8.3)%	(31.7)%

Total other income, net	5,070	4,735	335	7.1%

Loss from continuing operations before income taxes	(9,205)	(42,392)	$33,187	78.3%

Income tax benefit	(3,027)	(6,460)	$3,433	53.1%

Net loss from continuing operations	(6,178)	(35,932)	$29,754	82.8%

Earnings from discontinued operations, net of tax	805	4,568	$(3,763)	(82.4)%

Net loss	$(5,373)	$(31,364)	$25,991	82.9%

Basic earnings (loss) per share
Continuing operations	$(0.09)	$(0.55)	0.46	83.1%
Discontinued operations	0.01	0.07	(0.06)	n/a
Basic earnings (loss) per share	$(0.08)	$(0.48)	0.40	83.2%

Diluted earnings (loss) per share
Continuing operations	$(0.09)	$(0.55)	0.46	83.1%
Discontinued operations	0.01	0.07	(0.06)	n/a
Diluted earnings (loss) per share	$(0.08)	$(0.48)	0.40	83.2%

Basic weighted average shares	66,323	65,126
Diluted weighted average shares	66,323	65,126
Totals may not sum due to rounding.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the twelve months ended March 31,
			$	%
	2024	2023	Variance	Variance

Revenues	$659,661	$596,583	$63,078	10.6%
Cost of revenue	179,489	170,084	9,405	5.5%
Gross profit	480,172	426,499	53,673	12.6%
% Gross margin	72.8%	71.5%

Operating expenses:
Research and development	151,201	189,195	(37,994)	(20.1)%
Sales and marketing	195,693	202,437	(6,744)	(3.3)%
General and administrative	110,166	125,351	(15,185)	(12.1)%
Gains, losses and other items, net	11,708	35,316	(23,608)	(66.8)%
Total operating expenses	468,768	552,299	(83,531)	(15.1)%

Income (loss) from operations	11,404	(125,800)	137,204	109.1%
% Margin	1.7%	(21.1)%

Total other income, net	22,957	6,946	16,011	230.5%

Income (loss) from continuing operations before income taxes	34,361	(118,854)	153,215	128.9%

Income tax expense	24,270	5,252	19,018	362.1%

Net earnings (loss) from continuing operations	10,091	(124,106)	134,197	108.1%

Earnings from discontinued operations, net of tax	1,790	5,404	(3,614)	(66.9)%

Net earnings (loss)	$11,881	$(118,702)	130,583	110.0%

Basic earnings (loss) per share
Continuing operations	$0.15	$(1.87)	2.02	108.1%
Discontinued operations	0.03	0.08	(0.05)	n/a
Basic earnings (loss) per share	$0.18	$(1.79)	1.97	110.0%

Diluted earnings (loss) per share
Continuing operations	$0.15	$(1.87)	2.02	107.9%
Discontinued operations	0.03	0.08	(0.06)	n/a
Diluted earnings (loss) per share	$0.17	$(1.79)	1.96	109.8%

Basic weighted average shares	66,266	66,352
Diluted weighted average shares	67,918	66,352
Totals may not sum due to rounding.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended March 31,		For the twelve months ended March 31,
	2024	2023	2024	2023

Income (loss) from continuing operations before income taxes	(9,205)	(42,392)	34,361	(118,854)
Income tax expense (benefit)	(3,027)	(6,460)	24,270	5,252
Net earnings (loss) from continuing operations	(6,178)	(35,932)	10,091	(124,106)
Earnings from discontinued operations, net of tax	805	4,568	1,790	5,404
Net earnings (loss)	(5,373)	(31,364)	11,881	(118,702)

Earnings (loss) per share:
Basic	(0.08)	(0.48)	0.18	(1.79)
Diluted	(0.08)	(0.48)	0.17	(1.79)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,097	3,336	8,785	16,825
Non-cash stock compensation (cost of revenue and operating expenses)	24,780	44,658	71,304	125,800
Transformation costs (general and administrative)	—	3,663	1,875	9,025
Restructuring charges (gains, losses, and other)	2,516	9,723	11,708	35,316
Total excluded items, continuing operations	30,393	61,380	93,672	186,966

Income from continuing operations before income taxes and excluding items	21,188	18,988	128,033	68,112
Income tax expense (benefit) (2)	3,947	(2,141)	29,882	10,121
Non-GAAP net earnings from continuing operations	17,241	21,129	98,151	57,991

Non-GAAP earnings per share from continuing operations:
Basic	0.26	0.32	1.48	0.87
Diluted	0.25	0.32	1.45	0.86

Basic weighted average shares	66,323	65,126	66,266	66,352
Diluted weighted average shares	68,471	66,268	67,918	67,097

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income or loss and adjusting for discrete tax items in the period.  The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with larger pre-tax losses for GAAP purposes versus smaller pre-tax losses or income for non-GAAP purposes.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME (LOSS) FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended March 31,		For the twelve months ended March 31,
	2024	2023	2024	2023

Income (loss) from continuing operations	$(14,275)	$(47,127)	$11,404	$(125,800)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,097	3,336	8,785	16,825
Non-cash stock compensation (cost of revenue and operating expenses)	24,780	44,658	71,304	125,800
Transformation costs (general and administrative)	—	3,663	1,875	9,025
Restructuring charges (gains, losses, and other)	2,516	9,723	11,708	35,316
Total excluded items	30,393	61,380	93,672	186,966

Income from continuing operations before excluded items	$16,118	$14,253	$105,076	$61,166

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
.
.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended March 31,		For the twelve months ended March 31,
	2024	2023	2024	2023

Net earnings (loss) from continuing operations	$(6,178)	$(35,932)	$10,091	$(124,106)

Income tax expense (benefit)	(3,027)	(6,460)	24,270	5,252

Other income, net	(5,070)	(4,735)	(22,957)	(6,946)

Income (loss) from operations	(14,275)	(47,127)	11,404	(125,800)

Depreciation and amortization	3,823	4,226	11,508	20,787

EBITDA	$(10,452)	$(42,901)	$22,912	$(105,013)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	$24,780	$44,658	$71,304	$125,800
Transformation costs (general and administrative)	—	3,663	1,875	9,025
Restructuring charges (gains, losses, and other)	2,516	9,723	11,708	35,316

Other adjustments	27,296	58,044	84,887	170,141

Adjusted EBITDA	$16,844	$15,143	$107,799	$65,128

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	March 31,	$	%
	2024	2023	Variance	Variance
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$336,867	$464,448	$(127,581)	(27.5)%
Restricted cash	2,604	—	2,604	100.0%
Short-term investments	32,045	32,807	(762)	(2.3)%
Trade accounts receivable, net	190,313	157,379	32,934	20.9%
Refundable income taxes, net	8,521	28,897	(20,376)	(70.5)%
Other current assets	31,682	31,028	654	2.1%
Total current assets	602,032	714,559	(112,527)	(15.7)%

Property and equipment	25,394	39,393	(13,999)	(35.5)%
Less - accumulated depreciation and amortization	17,213	32,308	(15,095)	(46.7)%
Property and equipment, net	8,181	7,085	1,096	15.5%

Intangible assets, net	34,583	9,868	24,715	250.5%
Goodwill	501,756	363,116	138,640	38.2%
Deferred commissions, net	48,143	37,030	11,113	30.0%
Other assets, net	36,748	41,045	(4,297)	(10.5)%
	$1,231,443	$1,172,703	$58,740	5.0%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$81,202	$86,568	$(5,366)	(6.2)%
Accrued payroll and related expenses	61,575	33,434	28,141	84.2%
Other accrued expenses	42,857	35,736	7,121	19.9%
Deferred revenue	30,942	19,091	11,851	62.1%
Total current liabilities	216,576	174,829	41,747	23.9%

Other liabilities	65,732	71,798	(6,066)	(8.4)%

Stockholders' equity:
Preferred stock	—	—	—	n/a
Common stock	15,594	15,399	195	1.3%
Additional paid-in capital	1,933,776	1,855,916	77,860	4.2%
Retained earnings	1,314,172	1,302,291	11,881	0.9%
Accumulated other comprehensive income	3,964	4,504	(540)	(12.0)%
Treasury stock, at cost	(2,318,371)	(2,252,034)	(66,337)	2.9%
Total stockholders' equity	949,135	926,076	23,059	2.5%

	$1,231,443	$1,172,703	$58,740	5.0%

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(5,373)	$(31,364)
Earnings from discontinued operations, net of tax	(805)	(4,568)
Non-cash operating activities:
Depreciation and amortization	3,823	4,226
Loss on disposal or impairment of assets	6	16
Lease-related impairment and restructuring charges	(546)	9,380
Provision for doubtful accounts	1,947	48
Deferred income taxes	(498)	(89)
Non-cash stock compensation expense	24,780	44,658
Changes in operating assets and liabilities:
Accounts receivable, net	8,700	15,048
Deferred commissions	(3,971)	(4,313)
Other assets	8,514	6,117
Accounts payable and other liabilities	(246)	(6,060)
Income taxes	(7,285)	(6,371)
Deferred revenue	(1,403)	3,937
Net cash provided by operating activities	27,643	30,665
Cash flows from investing activities:
Capital expenditures	(1,791)	(103)
Proceeds from sale of strategic investment	—	994
Cash paid in acquisitions, net of cash received	(170,281)	—
Purchases of investments	(24,509)	(25,197)
Proceeds from sales of investments	25,000	—
Net cash used in investing activities	(171,581)	(24,306)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	1	4
Shares repurchased for tax withholdings upon vesting of stock-based awards	(719)	(218)
Acquisition of treasury stock	(15,177)	—
Net cash used in financing activities	(15,895)	(214)
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended March 31,
	2024	2023
Cash flows from discontinued operations:
From operating activities	805	4,568
Net cash provided by discontinued operations	805	4,568
Effect of exchange rate changes on cash	(447)	219

Net change in cash and cash equivalents	(159,475)	10,932
Cash and cash equivalents at beginning of period	498,946	453,516
Cash and cash equivalents at end of period	$339,471	$464,448

Supplemental cash flow information:
Cash paid for income taxes, net - continuing operations	$4,905	$1,076
Cash (received) for income taxes, net - discontinued operations	(1,258)	(7,025)
Cash paid for operating lease liabilities	2,594	2,510
Operating lease assets obtained in exchange for operating lease liabilities	148	—
Purchases of property, plant and equipment remaining unpaid at period end	104	47

P 15

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the twelve months ended March 31,
	2024	2023
Cash flows from operating activities:
Net earnings (loss)	$11,881	$(118,702)
Earnings from discontinued operations, net of tax	(1,790)	(5,404)
Non-cash operating activities:
Depreciation and amortization	11,508	20,787
Loss on disposal or impairment of assets	1,219	4,137
Lease-related impairment and restructuring charges	1,769	27,545
Gain on sale of strategic investments	—	(194)
Provision for doubtful accounts	2,254	1,776
Impairment of goodwill	2,875	—
Deferred income taxes	(458)	115
Non-cash stock compensation expense	71,304	125,800
Changes in operating assets and liabilities:
Accounts receivable, net	(32,336)	(12,123)
Deferred commissions	(11,113)	(6,436)
Other assets	9,426	7,705
Accounts payable and other liabilities	8,508	(15,369)
Income taxes	22,275	596
Deferred revenue	8,334	4,208
Net cash provided by operating activities	105,656	34,441
Cash flows from investing activities:
Capital expenditures	(4,255)	(4,696)
Proceeds from sale of strategic investment	—	1,394
Cash paid in acquisitions, net of cash received	(170,281)	—
Purchases of investments	(48,894)	(28,197)
Proceeds from sales of investments	50,750	3,000
Purchases of strategic investments	(1,000)	(500)
Net cash used in investing activities	(173,680)	(28,999)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	7,222	6,259
Shares repurchased for tax withholdings upon vesting of stock-based awards	(5,835)	(2,272)
Acquisition of treasury stock	(60,502)	(149,997)
Net cash used in financing activities	(59,115)	(146,010)
P 16

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the twelve months ended March 31,
	2024	2023

Cash flows from discontinued operations:
From operating activities	1,790	5,404
Net cash provided by discontinued operations	1,790	5,404
Effect of exchange rate changes on cash	372	(550)

Net change in cash and cash equivalents	(124,977)	(135,714)
Cash and cash equivalents at beginning of period	464,448	600,162
Cash and cash equivalents at end of period	$339,471	$464,448

Supplemental cash flow information:
Cash paid (received) for income taxes, net - continuing operations	$2,465	$5,801
Cash (received) for income taxes - discontinued operations	(2,765)	(8,332)
Cash paid for operating lease liabilities	10,293	8,243
Operating lease assets obtained in exchange for operating lease liabilities	11,825	69
Operating lease assets, and related lease liabilities, relinquished in lease terminations	(4,486)	(6,781)
Purchases of property, plant and equipment remaining unpaid at period end	104	47
P 17

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024

Net Cash Provided by (Used in) Operating Activities	$(33,369)	$21,375	$15,770	$30,665	$34,441	$25,693	$35,764	$16,556	$27,643	$105,656

Less:
Capital expenditures	(1,741)	(2,673)	(179)	(103)	(4,696)	(53)	(200)	(2,211)	(1,791)	(4,255)

Free Cash Flow to Equity	$(35,110)	$18,702	$15,591	$30,562	$29,745	$25,640	$35,564	$14,345	$25,852	$101,401

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 18

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
											FY24 to FY23
	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	%	$

Revenues	$142,243	$147,099	$158,615	$148,626	$596,583	$154,069	$159,871	$173,869	$171,852	$659,661	10.6%	$63,078
Cost of revenue	41,021	42,304	43,287	43,472	170,084	45,621	41,212	44,934	47,722	179,489	5.5%	9,405
Gross profit	101,222	104,795	115,328	105,154	426,499	108,448	118,659	128,935	124,130	480,172	12.6%	53,673
% Gross margin	71.2%	71.2%	72.7%	70.8%	71.5%	70.4%	74.2%	74.2%	72.2%	72.8%

Operating expenses
Research and development	47,661	46,139	43,175	52,220	189,195	34,519	33,733	37,788	45,161	151,201	(20.1)%	(37,994)
Sales and marketing	51,280	45,949	47,702	57,506	202,437	44,879	44,135	46,203	60,476	195,693	(3.3)%	(6,744)
General and administrative	27,144	28,718	36,657	32,832	125,351	26,664	26,009	27,241	30,252	110,166	(12.1)%	(15,185)
Gains, losses and other items, net	739	13,111	11,743	9,723	35,316	116	6,574	2,502	2,516	11,708	(66.8)%	(23,608)
Total operating expenses	126,824	133,917	139,277	152,281	552,299	106,178	110,451	113,734	138,405	468,768	(15.1)%	(83,531)

Income (loss) from operations	(25,602)	(29,122)	(23,949)	(47,127)	(125,800)	2,270	8,208	15,201	(14,275)	11,404	109.1%	137,204
% Margin	(18.0)%	(19.8)%	(15.1)%	(31.7)%	(21.1)%	1.5%	5.1%	8.7%	(8.3)%	1.7%

Total other income (expense), net	699	2,248	(736)	4,735	6,946	4,849	6,431	6,607	5,070	22,957	230.5%	16,011

Income (loss) from continuing operations before income taxes	(24,903)	(26,874)	(24,685)	(42,392)	(118,854)	7,119	14,639	21,808	(9,205)	34,361	128.9%	153,215
Income taxes expense (benefit)	2,315	3,562	5,835	(6,460)	5,252	8,705	10,163	8,429	(3,027)	24,270	362.1%	19,018
Net loss from continuing operations	(27,218)	(30,436)	(30,520)	(35,932)	(124,106)	(1,586)	4,476	13,379	(6,178)	10,091	108.1%	$134,197

P 19

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
											FY24 to FY23
	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	%	$

Earnings from discontinued operations, net of tax	—	—	836	4,568	5,404	—	387	598	805	1,790	(66.9)%	$(3,614)

Net earnings (loss)	$(27,218)	$(30,436)	$(29,684)	$(31,364)	$(118,702)	$(1,586)	$4,863	$13,977	$(5,373)	$11,881	110.0%	$130,583

Diluted earnings (loss) per share	$(0.40)	$(0.45)	$(0.46)	$(0.48)	$(1.79)	$(0.02)	0.07	0.21	(0.08)	0.17	n/a	$1.96

Some earnings (loss) per share amounts may not add due to rounding.

P 20

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)

	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024
Expenses:
Cost of revenue	$41,021	$42,304	$43,287	$43,472	$170,084	$45,621	$41,212	$44,934	$47,722	$179,489
Research and development	47,661	46,139	43,175	52,220	189,195	34,519	33,733	37,788	45,161	151,201
Sales and marketing	51,280	45,949	47,702	57,506	202,437	44,879	44,135	46,203	60,476	195,693
General and administrative	27,144	28,718	36,657	32,832	125,351	26,664	26,009	27,241	30,252	110,166
Gains, losses and other items, net	739	13,111	11,743	9,723	35,316	116	6,574	2,502	2,516	11,708

Gross profit, continuing operations:	101,222	104,795	115,328	105,154	426,499	108,448	118,659	128,935	124,130	480,172
% Gross margin	71.2%	71.2%	72.7%	70.8%	71.5%	70.4%	74.2%	74.2%	72.2%	72.8%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,643	4,637	4,209	3,336	16,825	3,290	1,217	1,181	3,097	8,785
Non-cash stock compensation (cost of revenue)	1,163	1,293	1,208	2,653	6,317	629	629	817	1,478	3,553
Non-cash stock compensation (research and development)	11,656	12,360	10,654	20,737	55,407	5,077	5,293	6,960	9,859	27,189
Non-cash stock compensation (sales and marketing)	5,884	6,116	5,871	11,558	29,429	3,736	4,786	4,089	6,337	18,948
Non-cash stock compensation (general and administrative)	5,522	7,524	11,891	9,710	34,647	3,850	5,027	5,631	7,106	21,614
Restructuring charges (gains, losses, and other)	739	13,111	11,743	9,723	35,316	116	6,574	2,502	2,516	11,708
Transformation costs (general and administrative)	—	1,250	4,112	3,663	9,025	1,875	—	—	—	1,875
Total excluded items	$29,607	$46,291	$49,688	$61,380	$186,966	$18,573	$23,526	$21,180	$30,393	$93,672

P 21

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1) (Continued)
(Unaudited)
(Dollars in thousands)

	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024
Expenses, excluding items:
Cost of revenue	$35,215	$36,374	$37,870	$37,483	$146,942	$41,702	$39,366	$42,936	$43,147	$167,151
Research and development	36,005	33,779	32,521	31,483	133,788	29,442	28,440	30,828	35,302	124,012
Sales and marketing	45,396	39,833	41,831	45,948	173,008	41,143	39,349	42,114	54,139	176,745
General and administrative	21,622	19,944	20,654	19,459	81,679	20,939	20,982	21,610	23,146	86,677

Gross profit, excluding items:	$107,028	$110,725	$120,745	$111,143	$449,641	$112,367	$120,505	$130,933	$128,705	$492,510
% Gross margin	75.2%	75.3%	76.1%	74.8%	75.4%	72.9%	75.4%	75.3%	74.9%	74.7%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 22

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024

Income (loss) from continuing operations before income taxes	$(24,903)	$(26,874)	$(24,685)	$(42,392)	$(118,854)	$7,119	14,639	21,808	(9,205)	34,361
Income taxes expense (benefit)	2,315	3,562	5,835	(6,460)	5,252	8,705	10,163	8,429	(3,027)	24,270
Net earnings (loss) from continuing operations	(27,218)	(30,436)	(30,520)	(35,932)	(124,106)	(1,586)	4,476	13,379	(6,178)	10,091

Earnings from discontinued operations, net of tax	—	—	836	4,568	5,404	—	387	598	805	1,790

Net earnings (loss)	(27,218)	(30,436)	(29,684)	(31,364)	(118,702)	(1,586)	4,863	13,977	(5,373)	11,881

Earnings (loss) per share:
Basic	$(0.40)	$(0.45)	$(0.46)	$(0.48)	$(1.79)	$(0.02)	0.07	0.21	(0.08)	0.18
Diluted	$(0.40)	$(0.45)	$(0.46)	$(0.48)	$(1.79)	$(0.02)	0.07	0.21	(0.08)	0.17

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,643	4,637	4,209	3,336	16,825	3,290	1,217	1,181	3,097	8,785
Non-cash stock compensation (cost of revenue and operating expenses)	24,225	27,293	29,624	44,658	125,800	13,292	15,735	17,497	24,780	71,304
Restructuring and merger charges (gains, losses, and other)	739	13,111	11,743	9,723	35,316	116	6,574	2,502	2,516	11,708
Transformation costs (general and administrative)	—	1,250	4,112	3,663	9,025	1,875	—	—	—	1,875
Total excluded items from continuing operations	$29,607	$46,291	$49,688	$61,380	$186,966	$18,573	$23,526	$21,180	$30,393	$93,672

Income from continuing operations before income taxes and excluding items	$4,704	$19,417	$25,003	$18,988	$68,112	$25,692	$38,165	$42,988	$21,188	$128,033
Income taxes expense (benefit)	1,237	4,557	6,468	(2,141)	10,121	6,167	9,036	10,732	3,947	29,882
Non-GAAP net earnings from continuing operations	$3,467	$14,860	$18,535	$21,129	$57,991	$19,525	$29,129	$32,256	$17,241	$98,151

P 23

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024

Non-GAAP earnings per share from continuing operations:
Basic	$0.05	$0.22	$0.29	$0.32	$0.87	$0.29	$0.44	$0.49	$0.26	$1.48
Diluted	$0.05	$0.22	$0.28	$0.32	$0.86	$0.29	$0.43	$0.47	$0.25	$1.45

Basic weighted average shares	68,403	67,096	64,784	65,126	66,352	66,497	66,284	65,961	66,323	66,266
Diluted weighted average shares	69,195	67,568	65,356	66,268	67,097	67,388	67,868	67,943	68,471	67,918

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 24

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME(LOSS) GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

	For the quarter ending	For the year ending
	June 30, 2024	March 31, 2025

		Low	High

GAAP loss from operations	$(8,000)	$(8,000)	$(4,000)

Excluded items:
Purchased intangible asset amortization	4,000	14,000	14,000
Non-cash stock compensation	29,000	116,000	116,000
Restructuring costs	—	3,000	3,000
Total excluded items	33,000	133,000	133,000

Non-GAAP income from operations	$25,000	$125,000	$129,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 25

APPENDIX A

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q4 FISCAL 2024 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, income (loss) from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for employees whose positions were eliminated, lease and other contract termination charges, and asset impairments. These items, as well as third party expenses associated with business acquisitions in the current year, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our
P 26

business and again during fiscal 2023 in response to macroeconomic conditions, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

P 27